News Release Patrick Industries, Inc. Completes Acquisition of Diamondback Towers, LLC ELKHART, IN – May 9, 2022 - Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has completed the acquisition of Diamondback Towers, LLC d/b/a Diamondback Marine, a Cocoa, Florida-based manufacturer of premium wakeboard/ski towers and accessories for marine OEMs. “We are thrilled to welcome Diamondback Marine to the Patrick family,” said Andy Nemeth, Chief Executive Officer of Patrick. “Diamondback’s industry relationships, standards for quality and service, and engineering and design capabilities are an ideal fit with our full solutions model and strong brand portfolio. Diamondback’s vision also aligns well with our capacity expansion plans and automation strategies. As with previous acquisitions, we will provide a financial and operational foundation that will allow Diamondback Marine to continue to capitalize on its core competencies.” Bobby Fleckinger, President of Diamondback, said, “Our team is excited to join forces with Patrick and its independent brand philosophy. We are poised to leverage Patrick’s broad strategic resources and marine industry presence to further our values and goal of providing the highest quality, innovative solutions to our customers.” The acquisition is expected to be immediately accretive to net income per share. The business will continue to operate on a stand-alone basis under the Diamondback Marine name in its existing facility. About Patrick Industries, Inc. Patrick Industries (NASDAQ: PATK) is a leading component solutions provider for the RV, marine, manufactured housing and various industrial markets – including single and multi-family housing, hospitality, institutional and commercial markets. Founded in 1959, Patrick is based in Elkhart, Indiana, with over 11,000 employees across the United States. Cautionary Statement Regarding Forward-Looking Statements This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different

2 from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in the Company's Forms 10-Q for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made. Contact: Julie Ann Kotowski Investor Relations 574.294.7511 kotowskj@patrickind.com